Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226576, 333-229335, 333-236864, 333-253833, 333-258972, 333-262275, 333-266871, 333-267292, 333-269327, and 333-276612) of Arlo Technologies, Inc. of our report dated February 29, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 29, 2024